Exhibit 10.80


                               Commercial Lease

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THIS LEASE is made this 6th day of July 2001 between Simon-Marten, LLC herein called "Lessor", and Insynq, Inc. herein called "Lessee".

1. WITNESS: The Lessor does hereby lease to lessee, and lessee does hereby lease from Lessor certain premises commonly known as: 1127 Broadway Plaza, Suite 10, Tacoma, WA 98402 described as follows: Lots 12, 13 and 14 in block 1105 of map of New Tacoma, Washington Territory, according to plat filed for record February 3, 1875, in Tacoma, Pierce County, Washington.

2. TERM: The term of this Lease shall commence on August 1st, 2001 for a period of three years and shall terminate on July 31, 2004. If lessee does not either renew or terminate this lease at the end of the lease period then the term of the lease shall continue on a month to month basis with all terms and conditions of this lease remaining in effect until such time as either party in interest terminates the lease with 30 days notice. Specific terms of the month-to-month lease may be modified on 30 days notice.

3. RENT: Lessee covenants and agrees to pay Lessor, at Lessor's address, Simon Marten, LLC, 3212 Hunter Blvd. S., Seattle, WA 98144, or to such other party or at such other place as Lessor may hereafter designate, monthly rent in the amount of one thousand six hundred dollars. Any rental payments received five or more days after the beginning date of each rental period will be subject to a service charge of one hundred dollars. Each year that the lease remains in effect after the first full year, tenant shall pay to Lessor an increase proportionate to the United State Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City average for all urban consumers or any subsequent index that replaces it.

4. SECURITY DEPOSIT: As partial consideration for the execution of this Lease, Lessee has paid to Lessor the sum of one thousand six hundred dollars, the receipt of which is hereby acknowledged. If Lessee shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of basic or additional rent, Lessor may apply all or any part of such deposit to the payment of any sum in default or any other sum which Landlord may be required to spend or incur by reason of Lessee's default. Within three (3) days after notice in writing as given by Lessor to Lessee of such application, Lessee shall deposit with Lessor the amount applied so that the security deposit shall be restored to the above amount. If Lessee shall have fully complied with all of the covenants and conditions of this Lease, Lessor shall return security deposit within seven days of completion of the lease. Lessor may commingle the security deposit with other funds and lessee shall not be entitled to interest or other return hereon.

5. BUSINESS PURPOSE: The premises are to be used for office/administrative purposes and for no other business ore purpose without the written consent of Lessor. The Lessee shall not use the premises for illegal purposes. The Lessee agrees that no stock of goods will be carried, or anything done in or about the premises which will increase the present rate of insurance, provided, however, if the Lessee shall engage in such business with the consent of the Lessor, which business shall increase insurance rates, Lessee shall pay such increase.

6. UTILITIES AND FEES: Lessee agrees to pay all charges for light, heat, garbage, sewer and water. In the event that the utilities are charged to the building as a whole then the lessee will pay upon demand its proper and fair share of said charges.

7. TAXES AND INSURANCE: In addition to the rent provided in paragraph 3, Lessee agrees to pay the prorated share of real estate taxes and insurance and assessments applicable to the premises, which are due and payable during the term of this Lease or any extension hereof. Should there presently be in effect or should there be enacted during the term of this Lease any law, statute or ordinance levying and tax (other than Federal or State income taxes) upon rents. Lessee shall pay such tax or shall reimburse Lessor on demand for any such taxes paid by Lessor.

8. REPAIRS: The premises have been inspected and are accepted by Lessee in their present condition, and Lessee will at times keep the premises neat, clean and in a sanitary condition. Lessee will replace any glass of all windows and doors as may become cracked or broken. Except for reasonable wear and tear and damage by unavoidable casualty, Lessee will at times preserve said premises in as good repair as they now are or may hereafter be put to. All repairs shall be Lessee's sole cost and expense, except outside walls, roof and foundation. Lessee agrees that at the expiration or sooner termination of the lease, Lessee will quit and surrender the said premises without notice, and in a neat and clean condition, and will deliver up all keys belonging to said premises to the Lessor or Lessor's agent.

9. NOTICES: Any notice required to be served in accordance with the terms of this lease, shall be sent by mail, the notice from the Lessee to be sent to the Lessor, and the notice from the Lessor to be sent to Lessee at the leased premises.

10. SIGNS: All signs or symbols placed in the windows or doors of the premises, or upon any exterior part of the building by the Lessee shall be subject to the approval of the Lessor. Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the premises caused thereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

11. ALTERATIONS: Lessee shall not make any alterations, additions or improvements in said premises, without the prior written consent of Lessor, and all alterations, additions and improvements which shall be made, shall be at the sole cost and expense of Lessee, and shall become the property of the Lessor, and shall remain in and be surrounded with the premises as a part thereof the termination of this lease, without disturbance, molestation or injury. If the Lessee shall perform work with the consent of the Lessor, as aforesaid, Lessee agrees to comply with all laws, ordinances, rules and regulations of the applicable city or any other authorized public authority. The Lessee further agrees to save the Lessor free and harmless make alterations to the premises and to the building in which the premises are situated and Lessor shall not be liable for any damage which Lessee might suffer by reasons of such undertaking.

12. DEFAULT & RE-ENTRY: If Lessee shall fail to keep and perform any of t he covenants and agreements herein contained, other than the payment of rent, and such failure continues for thirty (30) days after written notice from Lessor, unless appropriate action has been taken by Lessee in good faith to cure such failure, Lessor may terminate the Lease and re-enter the premises, or Lessor may, without terminating this Lease, re-enter said premises, and sublet the whole or any part thereof for the account of the Lessee upon as favorable terms and conditions as the market will allow for the balance of the term of this Lease and Lessee covenants and agrees to pay to Lessor any deficiency arising from a reletting of the premises at a lesser amount than herein agreed to. Lessee shall pay such deficiency each month as the amount thereof is ascertained by Lessor. However, the ability of Lessor to re-enter and sublet shall not impose upon Lessor the obligation to do so.

13. COST & ATTORNEY'S FEES: If by reason of any default or breach on the party of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorney's fees in connection therewith. It is agreed that the venue of any legal action bought under the terms of this Lease must be in the country in which premises are situated.

14. NON-WAIVER OF BREACH: The failure of the Lessor to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

15. REMOVAL OF PROPERTY: In the event of any entry in, or taking possession of, the leased premises as aforesaid, the Lessor shall have the right, but not the obligation, to remove from the leased premises all personal property located therein, and may store the same in any place selected by Lessor, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Lessee, after it has been stored for a period of thirty (30) days or more, the proceeds of such sale to be applied first to the cost of such sales, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms hereof, the balance, if any, to be paid to Lessee.

16. HEIRS AND SUCCESSORS: Subject to the provisions hereof pertaining to assignment to assignment and subletting the covenants and agreement of this lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

17. SUBORDINATION: Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust, placed on the premises or property.

18. COMMON AREAS: If the premises are part of a building occupied by other tenants, Lessee agrees to conform to Lessor's rules and regulations pertaining to the parts of the building that are in common use by tenants.

19. CONDEMNATION: In the event a substantial part of the premises is taken by the right of eminent domain, or purchased by the condemnor, in lieu thereof, so as to render the remaining premises untenantable, then the lease shall be canceled as of the time of taking at the option of either party. In the event of a partial taking which does not render the premise untenantable, the rent shall be reduced in direct proportion to the taking. Lessee shall have no claim to any portion of the compensation for the taking of the land or building.

20. LIENS AND INSOLVENCY: Lessee shall keep the leased premises and the property in which the leased premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Lessee, then the Lessor may cancel this lease at Lessor's option.

21. SUBLETTING OR ASSIGNMENT: Lessee shall not sublet or assign the premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld.

22. ACCESS: Lessor shall have the right to enter the premises at all reasonable times as defined by normal business hours for the purpose of inspection or of making repairs, additions or alterations, and to show the premises to prospective tenants for sixty (60) days prior to the expiration of the Lease term. In case of emergency Lessor will attempt to contact Lessee, if no contact is possible, Lessor may enter space.

23. POSSESSION: In the event of the inability of Lessor to deliver possession of the premises, or any portion thereof, at the time of the commencement of the term of this lease, neither Lessor nor Lessor's agent shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event, Lessee shall not be liable for any rent until such time as Lessor can deliver possession. If the Lessor shall deliver possession of the premises to the Lessee prior to the commencement date of this lease, Lessee agrees to accept same at such time and both Lessor and Lessee agree to be bound by all of the provisions and obligations hereunder during such prior period, except that no rental shall be payable for such prior period.

24. DAMAGE OR DESTRUCTION: In the event the premises are rendered untenantable in whole or in part by fire, the elements, or other casualty, Lessor may elect, at its option, not to restore or rebuild the premises and shall so notify Lessee, in which even Lessee shall vacate the premises and this Lease shall be terminated; or, in the alternative, Lessor shall notify Lessee, within thirty 930) days after the notice of such casualty, that Lessor will undertake to rebuild or restore the premises, and that such work can be completed within one hundred eighty (180) days from date of such notice of intent, and Lessee may elect, as its option, to terminate the lease. If Lessor is unable to restore or rebuild the premises within the said one hundred eighty (180) days, and Lessee did not earlier elect to terminate, then the Lease may be terminated at Lessee's option by written ten (10) days notice to Lessor. During the period of untentability, rent shall abate in the same ration as the portion of the premises rendered untenantable bears to the whole of the premises.

25. ACCIDENTS AND LIABILITY: Lessor or its agent shall not be liable for, and Lessee agrees to defend and hold Lessor and its agents harmless from, any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on the premises by any person, firm or corporation, unless caused by Lessor's negligence.

     Lessee agrees to maintain public liability insurance on the premises in the minimum limit of $25,000 for property damage and in the minimum of $10,000/$300,000 for bodily injuries and death, and shall name Lessor as an additional insured. Lessee shall furnish Lessor a certificate indicating that the insurance policy is in full force and effect, the Lessor has been named as an additional insured, and the policy may not be cancelled unless ten (10) days prior written notice of the proposed cancellation has been given to Lessor.

26. SUBROGATION WAIVER: Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage rising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the state where the premises are located, which occurs in, on or about the premises, unless due to the negligence of either party their agents, employees or otherwise.

27. DISTURBANCE: In the event of disturbance to the business interest of the other occupants on the other floors of the building caused by the operation of the Lessee's business, Lessee agrees t o abide by reasonable rules as may be required to be made by the Lessor.

28.  TIME IS OF THE ESSENCE in the interpretation of this lease.

29.  RIDERS

     Lessor will build a hallway dividing office from break room.
     Lessor will build conference room with sliding glass doors.
     Lessor ensures adequate heat and air-conditioning.
     Lessor will enclose office with standard wall.
     Lessor will provide standard plumbing and cabinets to break room. Lessor will remove pegboard and repair/replace walls as needed with the exception of breaker wall.
     Lessor will paint interior space.
     Doors to storage areas to be purchased and installed by Lessor.
     Rear bathroom to be enclosed.



Simon Martin, LLC. By:                 Lessee:  InsynQ, Inc.


/s/ Stuart Simon                       /s/ John P. Gorst
----------------                       -----------------
Stuart Simon                           John P. Gorst
Manager, Simon Marten, LLC             President/CEO


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